UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 31, 2012, Saba Software, Inc. (the “Company”) entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company pursuant to which Wells Fargo extended to September 30, 2012 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement between parties dated as of June 27, 2011 (the “Credit Agreement”), the following: (i) the Company’s Form 10-Q for its fiscal quarter ended February 29, 2012 (“Form 10-Q”) and related financial statements and (ii) the Company’s Form 10-K for its fiscal year ended May 31, 2012 (“Form 10-K”) and related financial statements. Wells Fargo has also waived, subject to the terms of the letter agreement, certain events of default under the Credit Agreement relating to the delayed filings of the Company’s Form 10-Q and Form 10-K and the pending restatement of the Company’s prior financial results. The Company has previously reported its delay in filing its Form 10-Q and Form 10-K and the pending restatement.

A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of August 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: September 5, 2012	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
General Counsel, Executive Vice President, Corporate Development and Secretary